Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment No. 1 to the Quarterly Report of Triller Group Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 17, 2026

/s/ Ng Wing Fai
Ng Wing Fai
Chief Executive Officer and Director
(Principal executive officer)

Date: February 17, 2026

/s/ Shu Pei Huang, Desmond
Shu Pei Huang, Desmond
Acting Chief Financial Officer
(Principal financial and accounting officer)